Exhibit 99.1

Dr. John Yu, Chief Executive Officer

Kairos Pharma, Ltd.

2355 Westwood Boulevard - Suite 139

Los Angeles, CA 90064

June 9, 2025

Dear John,

This Services Agreement (the “Agreement”) sets forth the terms and conditions under which Barretto Pacific Corporation (“BPC”) has been engaged by Kairos Pharma, Ltd., (the “Company”). This Agreement is effective June 10, 2025 (the “Engagement Date”).

The parties agree as follows:

1. The Services. In consideration of Company’s payment of the Fee (as defined below), BPC shall provide the following services to the Company (collectively, the “Services”):

(a) Disseminate Public Information. BPC will disseminate public information about the Company, its business, and affairs, in the United States of America, to investment professionals and private parties who may have an interest in investing in the Company’s securities. BPC has relationships with many members of the investment community including stockbrokers, buy and sell-side portfolio managers, buy and sell-side research analysts, financial newsletter writers, investment banks, fund managers, other investment professionals, and private investors. As a result, BPC will disseminate public information regarding the Company to BPC’s existing database of business associates and to other investment professionals whom BPC will research and identify based on their potential interest in the Company.

(b) Communicate with Investment Community. BPC will communicate on an ongoing basis with members of the brokerage and investment community in the United States of America whom BPC has contacted for the benefit of the Company and who have expressed a continued interest in the Company.

(c) Conduct Conference Calls. BPC will conduct periodic group conference calls with stockbrokers and other investment professionals who may have an interest in the Company. The group conference calls will enable the Company’s senior management to present the Company’s “story” to a captive audience.

BPC will also facilitate one-on-one conference calls between the Company’s senior management and fund managers and research analysts.

(d) Arrange Meetings with Investment Community. BPC will identify investor conferences where the Company’s management may be invited to attend, and arrange group or individual meetings with portfolio managers, analysts, stockbrokers and other investment professionals in key money center cities.

(e) Facilitate Research Reports. BPC will provide introductions to buy and sell-side research analysts, and financial newsletter writers with the goal of facilitating the production of one or more research reports or financial newsletters on the Company.

(f) Facilitate Engagement of Investment Bankers. Should the Company consider a public offering, private stock sale or other transaction, BPC will assist in identifying and reaching agreement with an appropriate investment banker, if requested by the Company.

(g) News Releases. From time-to-time, the Company may ask BPC to review and, where appropriate, make suggestions to modify the Company’s proposed news releases.

(h) Investor Relations. BPC will advise the Company regarding best practices that are typical of the Investor Relations profession when applicable.

(i) Public Presentations. BPC will review and comment upon the Company’s website, brochure, PowerPoint presentation, fact sheet and other investor-oriented materials if appropriate.

(j) Media Contacts. From time-to-time BPC will provide introductions to members of the media who may be interested in the Company’s affairs.

During the term of this Agreement BPC will devote such time and attention to performing the Services for Company as are reasonably necessary or appropriate to provide effective promotion of the Company and its affairs. Notwithstanding anything to the contrary herein, the Services will not include any actions that constitute, or that BPC believes constitute, or that BPC is advised by its counsel may constitute, general solicitation or advertising of the Company’s securities, rendering legal opinions or other legal services, performing services which would require BPC to register as a broker or dealer, or performing services that would render BPC an “underwriter” pursuant to federal or state securities laws.

2. The Fee. As compensation for BPC rendering the Services during the term of this Agreement, the Company shall pay BPC a fee of $170,000.00 (the “Cash Fee”) and the expense reimbursements described in Section 3, below, collectively, (the “Fee”) on the following terms.

The Cash Fee includes the following payments on the following dates:

Payment	Payment Date
$27,000.00	Upon engagement
$13,000.00	The 10th day of each month during the term of this Agreement, beginning July 10, 2025

An invoice for each payment following the initial payment will be e-mailed to the Company ten (10) business days prior to its due date. Failure to receive this invoice will not relieve the Company of its obligation to promptly pay each installment of the Cash Fee.

Payments shall be made by wire transfer or direct deposit to the following account:

Barretto Pacific Corporation

XXXXXX

The Cash Fee and the expense reimbursements described in Section 3, below, shall be BPC’s sole and exclusive entitlement against the Company as compensation for the Services.

3. Expense Reimbursement. Except as specifically provided in this Section, BPC shall not be entitled to be reimbursed for any of the expenses, out of pocket or otherwise, that it incurs in the course of performing the Services. The Company agrees to promptly reimburse BPC for travel related expenses such as airfare, lodging and meals associated with attending meetings arranged on behalf of the Company, or accompanying management to investment conferences, or other matters that may require travel on behalf of the Company, all of which will be billed to Company at BPC’s actual cost (collectively, “Allowed Expenses”). BPC will not incur any Allowed Expense without the Company’s prior written approval, which approval shall constitute the Company’s agreement to promptly reimburse BPC for all such approved expenses.

Company understands that BPC’s services (i) do not include the printing of any documentary material on behalf of the Company and that any expenses that may be incurred in that respect, (which will only be incurred with the Company’s prior written consent), shall be separately reimbursed to BPC by the Company; and (ii) do not include the cost of mailing the Company’s internal “Investor Package” to members of the public who have requested such information from BPC.

4. Company’s Duties. The Company shall diligently, competently, and promptly take all actions reasonably requested by BPC to enable BPC to fully and satisfactorily perform the Services for Company. This may include, without limit, making its senior executives available on a regular basis to BPC; keeping BPC informed of Company’s business plans and strategies; filing all required SEC reports within the prescribed time periods; keeping BPC informed of all materials discussions and processes related to investor relations; promptly distributing Company information packages to brokers designated by BPC upon receipt of the contact information; providing BPC with copies of all proposed news releases at least twenty-four (24) hours before the anticipated release time. If BPC’s failure to perform the Services is due, in whole or in part, to Company’s failure to comply with this Section, BPC shall not be in default under this Agreement.

5. Term and Termination

(a) Term. The Term of this Agreement will commence on the Engagement Date and continue for a period of one (1) year (the “Initial Term”) expiring June 9, 2026, unless terminated as provided in the following subsection. The Agreement can only be terminated without cause as per section b, (i), and cannot be terminated again during the duration of the Term except for Material Breach. The Initial Term may not be delayed, paused, shifted, segmented, or otherwise adjusted under any circumstance, and the Initial Term may be terminated before the date specified above only as provided in subsection (b) (i), below. At the completion of the Initial Term, upon mutual agreement of the parties, the Agreement will continue on a month-to-month basis with 30 days’ notice of termination.

(b) Termination. This Agreement may be terminated only as follows:

(i) By Company during the Term. By notice given to BPC on or before September 10, 2025, the Company may terminate this Agreement without cause, effective as of the close of business on October 9, 2025. If the Company terminates the Agreement no further financial compensation will be owed BPC with the exception of the September 10, 2025, payment, and any outstanding Allowed Expenses. If the Company terminates the Agreement, payments totaling $66,000.00 would have been made to BPC.

(ii) By Company for Material Breach. The Company may terminate this Agreement if, within thirty (30) days of giving a notice to BPC that specifies in detail the facts constituting its breach of any material term of this Agreement, BPC has not cured the breach.

(c) Consequences of Termination. If this Agreement is properly terminated, there shall be no further obligations on the part of the Company or BPC, their respective stockholders, directors, officers, employees, agents or representatives, except (i) Company will be obligated to pay BPC the Fee for all periods through the effective date of the termination and to reimburse BPC for all Allowed Expenses and for all other approved expenses incurred through that date, and (ii) BPC shall be obligated to continue to comply with the provisions of Section 9. Nothing herein shall relieve either party from liability for any material breach of this Agreement.

(d) Limitation of Liability. Notwithstanding anything contained in this Agreement to the contrary, in no event shall either party’s liability for any breach of this Agreement exceed the amount paid by Company to BPC as Fees under this Agreement.

6. Other Consultants and other Clients. The Company reserves the right to contract other firms to provide services similar to the Services and expressly acknowledges that BPC shall be entitled to provide the Services to other public companies provided that such other representation does not in any way interfere or conflict with the effective performance of BPC’s duties hereunder, and provided, further, that BPC adheres to its obligations of confidentiality as set forth in Section 9 hereof.

7. Status as Independent Contractor. All payments hereunder will be made to BPC as an independent contractor and BPC will be solely responsible for federal, state, and city tax filings and remittances. BPC is not, and by the provision of the Services will not become an agent or employee of the Company and will have no authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever.

8. Compliance with Laws. BPC represents and warrants that it will perform the Services in a professional manner and in compliance with all applicable laws and legal requirements, including but not limited to all applicable federal and state securities laws and regulations applicable to BPC or to the Company, and the Company’s internal policies with respect to Insider Trading, a copy of which has been provided to BPC.

9. Nondisclosure. BPC will not, either during or after the term of this Agreement, directly or indirectly, divulge, publish or disclose any information regarding the affairs or business of the Company or its affiliates except information that is provided by the Company and expressly authorized to be disclosed. BPC will not use for its own purposes, or for any purposes other than providing the Services to the Company, any information BPC may acquire with respect to the Company’s affairs, business, or projects. Upon the termination of this Agreement (for any reason) BPC will promptly return to the Company all documents and other property of the Company including, without limitation, all Confidential Information (as defined below) and all copies thereof. BPC will deliver all such materials in accordance with the Company’s directions.

BPC acknowledges that the Company may provide to BPC material, non-public information (“Confidential Information”) concerning the Company. BPC agree that only those employees or advisors who have a need to know such information will have access to such Confidential Information, and that any employee or advisor who is provided with such access will be under a written obligation to maintain the confidentiality of such Confidential Information on terms at least as restrictive as those provided for herein. BPC, its employees and advisors, will not trade the Company’s stock upon the basis, or while in possession, of any material non-public information that BPC may possess.

BPC will segregate all Confidential Information from information of other companies and will not reproduce any of the Confidential Information without the Company’s prior written consent. BPC acknowledges that (i) BPC has received and read the Company’s most recently filed public documents, and (ii) the Company has made available to BPC all other documents and information that BPC has requested relating to the Company.

10. Notice. Any notice required or permitted to be given by this Agreement shall be in writing and transmitted by email delivery. All notices shall be addressed to the receiving party at its address set forth below or to such other address as the receiving party may, by notice, designate. Notices shall also be deemed to be given and effective as follows: (i) if personally delivered as of the date the notice is personally delivered; (ii) if sent by overnight courier, two (2) business days after delivery of the notice to the courier; and (iii) if sent by certified or registered mail, four (4) business days after mailing. Notice shall be addressed as follows:

(a) if to the Company, to: John Yu

(b) if to BPC, to: Landon Barretto

11. Binding Effect; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto. This Agreement may not be assigned by BPC, but Company may assign this Agreement in connection with a sale or disposition of substantially all the assets of the Company’s business.

12. Severability. Each provision and paragraph of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants under this Agreement. If any covenant or provision herein contained is determined to be void or unenforceable, in whole or in part, such determination shall not affect or impair the validity or enforceability of any other covenant or provision contained in this Agreement and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent provided by law.

13. No Brokers. BPC represents and warrants that it has not retained any broker or other individual in connection with the subject matter of this Agreement who may be entitled to be paid a fee by the Company in connection herewith.

14. Entire Agreement. This Agreement replaces, supersedes, and cancels all prior or contemporaneous agreements, representations and understandings between the Company and BPC in respect of the subject matter of this Agreement.

15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the state of California, applicable to contracts executed and to be performed wholly within such province, without regard to its conflicts of laws rules.

16. Costs of Dispute Resolution. In the event of any conflict, claim or dispute between the parties or their successors in interest, whether or not such conflict, claim or dispute has its basis in law or in equity, the prevailing party shall be entitled to receive from the non-prevailing party all reasonable expenses incurred of every sort whatsoever including, but not limited to, actual attorney’s fees and costs incurred in connection with each of the following: (i) advising the prevailing party of the parties’ rights and obligations under this Agreement, regardless of whether any mediation, arbitration or legal action is commenced; (ii) pre-mediation, pre-arbitration or pre-trial activities; (iii) mediation, arbitration or trial, and on appeal; and (iv) any bankruptcy or receivership proceedings.

16. Consent to Jurisdiction. The Company and BPC hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction and venue of the federal and state courts of the state of California and irrevocably waive any and all objections to such courts’ exclusive jurisdiction and venue in any such suit, action or proceeding.

17. Waiver of Jury Trial. The Company and BPC hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under, or in connection with this Agreement.

18. Amendments; Waivers. No amendment or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.

19. Further Documents. The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement.

20. Indemnification. BPC shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ and accountants’ fees, disbursements and expenses, as incurred) incurred by such party arising out of or based upon (i) any failure of BPC to perform the Services in accordance with applicable law, or (ii) any suit, claim, investigation, action or other proceeding brought by any governmental entity in connection with BPC’s performance under this Agreement.

21. Counterparts. This Agreement may be executed in two or more partially or executed counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument provided that neither party shall have any obligations hereunder until all parties have become signatories hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing this signature page and return to us via email a copy of this Agreement.

BARRETTO PACIFIC CORPORATION

By:	/s/ Landon Barretto, President
Landon Barretto, President

AGREED AND ACCEPTED

Kairos Pharma, Ltd.

By:	/s/ John Yu
Dr. John Yu, Chief Executive Officer